As filed with the Securities and Exchange Commission on July 12, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
AND POST-EFFECTIVE AMENDMENT NO. 2
AND POST-EFFECTIVE AMENDMENT NO. 1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Nastech Pharmaceutical Company Inc.
(Exact name of registrant as specified in its charter)

Delaware	2834	11-2658569
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
3450 Monte Villa Parkway
Bothell, Washington 98021
(425) 908-3600
(Address of Principal Executive Offices)
NASTECH PHARMACEUTICAL COMPANY INC.
2004 STOCK INCENTIVE PLAN
(Full Title of the Plan)
Dr. Steven C. Quay
Chairman, President and Chief Executive Officer
Nastech Pharmaceutical Company Inc.
3450 Monte Villa Parkway
Bothell, Washington 98021
(Name and Address of Agent for Service)
(425) 908-3600
(Telephone Number, Including Area Code, of Agent for
Service)
Copies to:
Blake Hornick, Esq.
Pryor Cashman Sherman & Flynn LLP
410 Park Avenue
New York, New York 10022
(212) 326-0133
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Security(2)	Price(2)	Registration Fee(2)
Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan Common Stock ($0.006 par value)	2,350,000(3)	$15.43(4)	$36,260,500(4)	$3,879.87(5)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Nastech Pharmaceutical Company Inc. (the “Company”) common stock, par value $0.006 per share (the “Common Stock”), which become issuable under the Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Nastech Pharmaceutical Company Inc.

(2)	In U.S. dollars or the equivalent thereof denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies. Estimated solely for the purposes of calculating the registration fee.

(3)	Pursuant to Rule 429(b) under the Securities Act, the 2,350,000 shares of Common Stock being registered hereunder includes: (i) 600,000 shares of Common Stock issuable pursuant to the Plan that were previously registered on a registration statement on Form S-8 (File No. 333-118206) filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 13, 2004 (the “2004 Registration Statement”), and (ii) 750,000 shares of Common Stock issuable pursuant to the Plan that were previously registered on a registration statement on Form S-8 (File No. 333-126905) filed by the Company with the SEC on July 27, 2005 (the “2005 Registration Statement”). Accordingly, this registration statement also constitutes post-effective amendment no. 2 to the 2004 Registration Statement and post-effective amendment no. 1 to the 2005 Registration Statement.

(4)	Calculated in accordance with Rule 457(c) of the Securities Act, solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of our Common Stock as reported by The Nasdaq National Market on July 5, 2006.

(5)	Pursuant to General Instruction E of Form S-8, a registration fee of $1,651.01 is being paid with respect to the 1,000,000 additional shares of Common Stock being registered on this Registration Statement, calculated in accordance with Rule 457(o) under the Securities Act at the statutory rate of $107.00 per $1,000,000 of securities registered. A registration fee of $660.61 was previously paid on August 13, 2004 in connection with the filing of the 2004 Registration Statement relating to 600,000 shares under the Plan and a registration fee of $1,227.03 was previously paid on July 26, 2005 in connection with the filing of the 2005 Registration Statement relating to 750,000 shares under the Plan.

Explanatory Notes
          Pursuant to Rule 429(b) under the Securities Act, this registration statement, which is a new registration statement, also constitutes post-effective amendment no. 2 to registration statement on Form S-8 (File No. 333-118206) filed with the Securities and Exchange Commission on August 13, 2004 (the “2004 Registration Statement”), and post-effective amendment no. 1 to registration statement on Form S-8 (File No. 333-126905) filed with the Securities and Exchange Commission on July 27, 2005 (the “2005 Registration Statement”).
          Included on the immediately following pages is a “reoffer prospectus.” The reoffer prospectus is filed as part of this registration statement on Form S-8, has been prepared in accordance with the requirements of Part I of Form S-3, and pursuant to Rule 429(a), is a combined prospectus which also relates to: (i) 600,000 shares of Common Stock registered on the 2004 Registration Statement, and (ii) 750,000 shares of Common Stock registered on the 2005 Registration Statement. It may be used for reoffers of Common Stock defined as “control securities” under Instruction C to Form S-8 acquired by “affiliates” (as the term is defined in Rule 405 under the Securities Act) pursuant to awards of restricted shares of Common Stock or the exercise of stock options pursuant to the 2004 Plan.

PROSPECTUS
Nastech Pharmaceutical Company Inc.
1,067,814 shares of
Common Stock
          This reoffer prospectus is a combined prospectus relating to shares of our common stock, par value $0.006 per share (the “Common Stock”), that have been registered with the Securities and Exchange Commission on (i) the registration statement on Form S-8 of which this reoffer prospectus is filed as a part thereof, (ii) the registration statement on Form S-8 (File No. 333-118206) of which this prospectus is a part thereof pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), and (iii) the registration statement on Form S-8 (File No. 333-126905) of which this prospectus is a part thereof pursuant to Rule 429 under the Securities Act.
          The persons listed as our selling stockholders in this prospectus (the “Selling Stockholders”) are offering and selling up to 1,067,814 shares of our Common Stock issued to the Selling Stockholders pursuant to awards under our 2004 Stock Incentive Plan, including 467,814 restricted shares of Common Stock and 600,000 shares of Common Stock that have been or hereafter may be acquired by such Selling Stockholders upon the exercise of options to purchase Common Stock. All net proceeds from the sale of the shares of Common Stock offered by this prospectus will go to the Selling Stockholders. We will not receive any proceeds from such sales.
          The Selling Stockholders may offer their shares of Common Stock through public or private transactions, in the over-the-counter markets or on any exchanges on which our Common Stock is traded at the time of sale, at prevailing market prices or at privately negotiated prices. The Selling Stockholders may engage brokers or dealers who may receive commissions or discounts from the Selling Stockholders. We will pay substantially all of the expenses incident to the registration of such shares, except for the selling commissions.
          Our shares of common stock trade on the Nasdaq National Market under the symbol “NSTK.” On July 10, 2006, the last sale price of the shares as reported on the Nasdaq National Market was $15.34 per share.

You should carefully read and consider the risk factors beginning on page 25 in our Annual Report on Form 10-K for the year ended December 31, 2005 for risks relating to investments in our securities.

Our mailing address and telephone number are:
3450 Monte Villa Parkway
Bothell, Washington 98021
(425) 908-3600

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 12, 2006

TABLE OF CONTENTS

Information About The Company	1
Forward-Looking Statements	4
Use of Proceeds	5
Selling Stockholders	6
Plan of Distribution	10
Description of Common Stock	12
Legal Matters	13
Experts	13
Where You Can Find More Information	14
          You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.
          This document includes product names, trade names and trademarks of other companies. All such product names and trademarks appearing in this document are the property of their respective holders.

i

Unless the context otherwise requires, all references in this prospectus to “Nastech,” “Company,” “registrant,” “we,” “us” or “our” include Nastech Pharmaceutical Company Inc., a Delaware corporation, and any subsidiaries or other entities controlled by us. All references in this prospectus to “common stock” refer to our common stock, par value $0.006 per share.
INFORMATION ABOUT THE COMPANY
Overview
          Nastech Pharmaceutical Company Inc. (the “Company”) is a pharmaceutical company focusing on the development and commercialization of innovative therapeutic products based on both of the Company’s proprietary molecular biology-based drug delivery technology for delivering both small and large molecule drugs across mucosal barriers, initially the nasal mucosa, and small interfering RNA (“siRNA”) therapeutics. Using this intranasal technology, the Company creates or utilizes novel formulation components or excipients that can reversibly open “tight junctions” between cells in various tissues and thereby allow therapeutic drugs to reach the blood stream. Tight junctions are cell-to-cell connections in various tissues of the body, including the epithelial layer of the intranasal mucosa, the gastrointestinal tract, and the blood brain barrier. They function to provide barrier integrity and to regulate the transport and passage of molecules across these natural boundaries.
          The Company believes its intranasal drug delivery technology could potentially offer advantages over injectable routes for the administration of large molecules such as peptides and proteins. These advantages may include improved safety and clinical efficacy and increased patient compliance due to the elimination of injection site pain and avoidance of injection site irritation. In addition, the Company believes its intranasal drug delivery technology can potentially offer advantages over oral administration by providing for faster absorption into the bloodstream, reduced side effects and improved effectiveness by avoiding problems relating to gastrointestinal and liver metabolism. Although some of the Company’s product candidates use expertise outside this area, this technology is the foundation of its intranasal drug delivery platform and the Company is using it to develop commercial products with collaboration partners or, in select cases, the Company will internally develop, manufacture and commercialize the Company’s products.
          The Company’s RNAi therapeutic programs are targeted at both developing and delivering novel therapeutics using siRNA to down-regulate the expression of certain disease causing proteins that are expressed in inflammation, viral respiratory infections and other diseases.
          The Company and its collaboration partners are developing a diverse portfolio of product candidates for multiple therapeutic areas osteoporosis, obesity, pain, antivirals, inflammation and metabolic diseases. As of March 31, 2006, the Company has 25 patents issued and 255 patent applications filed to protect its proprietary technologies.
Employees
          The Company had 161 full-time employees at May 31, 2006, 135 of whom are engaged in research and development, and the others are engaged in administration and support functions. None of our employees is covered by a collective bargaining agreement.

Liability and Indemnification of Directors and Officers
          Our Restated Certificate of Incorporation currently provides that the Board of Directors has the authority to utilize, to the fullest extent possible, the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law, and our directors and officers are provided with the broadest available indemnification coverage. Such indemnification for our directors and officers is mandatory. The Restated Certificate of Incorporation also expressly provides that the advancement of expenses is mandatory and not subject to the discretion of our Board of Directors, except that any of our directors or officers who request advancement must undertake to repay the advanced amounts if it is determined that such person is not entitled to be indemnified by us. Further, our Restated Certificate of Incorporation contains provisions to eliminate the liability of our directors to us or our stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.
          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation, as amended, provides for such limitation of liability.
          We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.
          Insofar as indemnification for liabilities arising under the Securities Act, is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the Securities and Exchange Commission is of the opinion that such indemnification may contravene federal public policy, as expressed in said Act, and therefore, is unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the Commission is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.
Corporate Information
          We were incorporated in Delaware on September 23, 1983. Our principal executive offices are located at 3450 Monte Villa Parkway, Bothell, Washington 98021, and our telephone number there is (425) 908-3600. We have an internet web address at http://www.nastech.com. The information available on or through our website is not a part of this prospectus.

FORWARD-LOOKING STATEMENTS
          Some of the statements in this prospectus and in documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements reflect our current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that includes the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.
          Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements. We have no duty to update or revise any forward-looking statements after the date of this prospectus or to conform them to actual results, new information, future events or otherwise.
          The following factors, among others, could cause our or our industry’s future results to differ materially from historical results or those anticipated:
•	our ability to obtain additional funding;

•	our efforts to establish and maintain collaboration partnerships for the development of PTH(1-34) intranasal spray, PYY intranasal spray, generic calcitonin-salmon intranasal spray, morphine gluconate intranasal spray, insulin, RNA interference or other programs;

•	the success or failure of our research and development programs or the programs of our partners;

•	the advantages and disadvantages of pharmaceuticals delivered intranasally;

•	the need for improved and alternative drug delivery methods;

•	our efforts to collaborate with other pharmaceutical and biotechnology companies that have products under development;

•	our ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization;

•	our ability to obtain governmental approvals, including product and patent approvals;

•	our ability to successfully manufacture the products of our research and development programs and our marketed products to meet current good manufacturing practices and to manufacture these products at a financially acceptable cost;

•	our ability to attract and retain our key officers and employees and manufacturing, sales, distribution and marketing partners;

•	costs associated with any product liability claims, patent prosecution, patent infringement lawsuits and other lawsuits;

•	our ability to develop and commercialize our products before our competitors; and

•	the projected size of the drug delivery market.
          We assume no obligation to update and supplement forward-looking statements that become untrue because of subsequent events.
          These factors and the risk factors beginning on page 25 of our Annual Report on Form 10-K for the year ended December 31, 2005 are all of the important factors of which we are currently aware that could cause actual results, performance or achievements to differ materially from those expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.
USE OF PROCEEDS
          We are registering the shares of Common Stock offered by this prospectus for the account of the Selling Stockholders identified in the section of this prospectus entitled “Selling Stockholders.” All of the net proceeds from the sale of the Common Stock will go to the Selling Stockholders who offer and sell their shares of such Common Stock. We will not receive any part of the proceeds from the sale of such shares.

SELLING STOCKHOLDERS
          The Selling Stockholders are persons listed in the table below who have acquired the Common Stock offered by this reoffer prospectus pursuant to our 2004 Stock Incentive Plan. Each Selling Stockholder will receive all of the net proceeds from the sale of his or her shares of Common Stock offered by this reoffer prospectus.
          The following table presents certain information regarding the ownership of, or future rights to acquire, our Common Stock by the Selling Stockholders as of June 30, 2006. The number of shares of Common Stock outstanding will not change as a result of the offering, nor will the number of shares owned or percentage of ownership of any persons other than the Selling Stockholders change as a result thereof. However, because the Selling Stockholders may offer from time to time all or some of their shares under this reoffer prospectus or in another permitted manner, no assurances can be given as to the actual number of shares that will be sold by the Selling Stockholders or that will be held by the Selling Stockholders after completion of the sales.

	Number of	Number of	Number of
	Shares Owned	Shares	Shares to Be
	Prior to	Registered	Owned After
Name and Position With Us	Offering(1)	Hereby(2)	Offering(3)

Steven C. Quay, M.D., Ph.D.	2,002,575	768,000	1,234,575
Chairman of the Board, President and Chief Executive Officer

Dr. Gordon C. Brandt	132,500	12,500	120,000
Executive Vice President Clinical Research and Medical Affairs

Dr. Paul H. Johnson	112,565	11,065	101,500
Senior Vice President, Research and Development and Chief Scientific Officer

Philip C. Ranker	73,233	58,233	15,000
Chief Financial Officer and Secretary

David E. Wormuth	55,833	5,000	50,833
Senior Vice President, Operations

Timothy M. Duffy	67,592	33,592	34,000
Executive Vice President, Marketing and Business Development

Bruce R. York	13,749	11,749	2,000
Chief Accounting Officer and Assistant Secretary

Susan B. Bayh	43,235	20,235	23,000
Director

	Number of	Number of	Number of
	Shares Owned	Shares	Shares to Be
	Prior to	Registered	Owned After
Name and Position With Us	Offering(1)	Hereby(2)	Offering(3)

J. Carter Beese, Jr.	85,000	12,500	72,500
Director

Dr. Alexander D. Cross, Ph.D.	49,000	21,500	27,500
Director

Dr. Ian R. Ferrier	29,235	9,235	20,000
Director

Myron Z. Holubiak	51,235	23,735	27,500
Director

Leslie D. Michelson	74,470	27,970	46,500
Director

John V. Pollock	98,333	12,500	85,833
Director

Gerald T. Stanewick	178,712	20,000	158,712
Director

Bruce R. Thaw	209,041	11,000	194,041
Director

Devin N. Wenig	387,953	9,000	378,953
Director

TOTAL:	3,664,261	1,067,814	2,592,447

(1)	Includes shares of Common Stock acquired not pursuant to any employee or director benefit plan, Common Stock underlying options and restricted stock granted pursuant to our 2004 Stock Incentive Plan (both vested and unvested), Common Stock underlying options granted pursuant to any other employee or director benefit plan (both vested and unvested), including all such shares, options and warrants directly or indirectly held by each such Selling Stockholder.

(2)	Includes all common stock underlying options granted and outstanding as of June 30, 2006 (both vested and unvested), and all restricted stock issued, pursuant to our 2004 Stock Incentive Plan.

(3)	Assumes all shares registered under this prospectus will be sold.

          If and when a selling stockholder sells all of his or her shares of Common Stock registered under this reoffer prospectus, the following selling stockholders will own more than one percent of our Common Stock at June 30, 2006:

Percentage
Name	Ownership

Dr. Steven C. Quay	8.4%
Devin N. Wenig	1.7%
          Information regarding each Selling Stockholder’s current relationship with us within the past three years is set forth below.
          Dr. Steven C. Quay. Dr. Quay has been employed by us since August 2000 as Chairman of the Board, President and Chief Executive Officer. In 1999, Dr. Quay founded and was Chairman, President and Chief Executive Officer of Atossa Healthcare, Inc. (“Atossa”), which focused on the development of a proprietary platform of diagnostics and treatments related to breast cancer risk assessment and therapeutics and other healthcare products for women. We acquired Atossa in August 2000. Dr. Quay serves as a member of the Board of Directors pursuant to an agreement with the Company set forth in his employment agreement.
          Dr. Gordon C. Brandt. Dr. Brandt has been employed by us since November 2002. In his position of Executive Vice President Clinical Research and Medical Affairs, he oversees the drug development process from preclinical through clinical testing.
          Dr. Paul H. Johnson. Dr. Johnson has been employed by us since September 2003 as Senior Vice President, Research and Development and Chief Scientific Officer.
          Philip C. Ranker. Mr. Ranker joined the Company as Vice President of Finance in August 2004. On September 7, 2005, he was named interim Chief Financial Officer and interim Secretary. Effective January 1, 2006, the interim titles for Mr. Ranker were removed and he continues to serve as the Company’s Chief Financial Officer and Secretary.
          David E. Wormuth. Mr. Wormuth has been employed by us since March 2001 as its Senior Vice President, Operations.
          Timothy M. Duffy. Mr. Duffy has been employed by us since June 2004 as Vice President, Marketing and Business Development. On January 30, 2006, Mr. Duffy was promoted to Executive Vice President of Marketing and Business Development.
          Bruce R. York. Mr. York joined the Company as the Company’s Director, Accounting and Corporate Controller in August 2004. On September 7, 2005, he was appointed as the Company’s Senior Director, Finance, and interim Chief Accounting Officer and interim Assistant Secretary. Effective January 1, 2006, the interim titles for Mr. York were removed and he continues to serve as the Company’s Chief Accounting Officer and Assistant Secretary.

          Susan B. Bayh. Mrs. Bayh has been a director of the Company since July 2005.
          J. Carter Beese, Jr. Mr. Beese has been a director of the Company since June 2003, and currently serves as a member of the Audit, Nominating and Compensation Committees of our board of directors.
          Dr. Alexander D. Cross. Dr. Cross has been a director of the Company since July 2005.
          Dr. Ian R. Ferrier. Dr. Ferrier has been a director of the Company since January 1995.
          Myron Z. Holubiak. Mr. Holubiak has been a director of the Company since June 2004, and currently serves as a member of the Compensation Committee of the Board of Directors.
          Leslie D. Michelson. Mr. Michelson has been a director of the Company since June 2004, and currently serves as a member of the Audit Committee of the Board of Directors.
          John V. Pollock. Mr. Pollock has been a director of the Company since September 1993, and currently serves as a member of the Audit, Nominating and Compensation Committees of the Board of Directors, and is Chairman of the Audit and Compensation Committees.
          Gerald T. Stanewick. Mr. Stanewick has been a director of the Company since June 2004. Mr. Stanewick serves on the Board of Directors as the designee of Dr. Steven C. Quay, our Chairman of the Board, President and Chief Executive Officer.
          Bruce R. Thaw. Mr. Thaw has been a director of the Company since June 1991.
          Devin N. Wenig. Mr. Wenig served as Chairman of the Board of Directors of the Company from June 1991 to March 1999 and currently serves as a director and as a member of the Audit, Nominating and Compensation Committees of our Board of Directors, and is Chairman of the Nominating Committee.

PLAN OF DISTRIBUTION
          The Selling Stockholders may resell under this prospectus up to 1,067,814 shares of our Common Stock that have been issued to the Selling Stockholders. The Selling Stockholders may sell the shares from time to time and may also decide not to sell all the shares they are permitted to sell under this prospectus. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers. Subject to the restrictions described in this prospectus, the shares of our Common Stock being offered under this prospectus may be sold from time to time by the Selling Stockholders in any of the following ways:
•	our Common Stock may be sold through a broker or brokers, acting as principals or agents. Transactions through broker-dealers may include block trades in which brokers or dealers will attempt to sell our Common Stock as agent but may position and resell the block as principal to facilitate the transaction. Our Common Stock may be sold through dealers or agents or to dealers acting as market makers. Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchase of our Common Stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions);

•	our Common Stock may be sold on any national securities exchange or quotation service on which our Common Stock may be listed or quoted at the time of sale, in the over-the-counter market, or in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

•	our Common Stock may be sold in private sales directly to purchasers.
          To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in the resales.
          The Selling Stockholders may enter into option or other transactions with broker-dealers, which require the delivery of shares to the broker-dealer. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus.
          The Selling Stockholders also may loan or pledge shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default the broker-dealer may sell the shares so pledged, pursuant to this prospectus. Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders. Broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. Broker-dealers or agents and any other participating broker-dealers or the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with sales of shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. Because s Selling

Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act. In addition, any shares of a Selling Stockholder covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.
          The shares may be sold by Selling Stockholders only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exception from the registration or qualification requirement is available and is complied with.
          Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of shares may not simultaneously engage in market making activities with respect to our Common Stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our Common Stock by the Selling Stockholders. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.
          We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act upon being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:
•	the name of each such Selling Stockholder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the price at which such shares were sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transaction.
          We will bear all costs, expenses and fees in connection with the registration of the shares. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sales of the shares.

DESCRIPTION OF COMMON STOCK
          Set forth below is a description of our Common Stock. The following description of our Common Stock is a summary and is subject to and qualified by the applicable provisions of our restated certificate of incorporation, our amended and restated bylaws and the relevant provisions of the laws of the State of Delaware.
General
          We are currently authorized to issue up to 50,000,000 shares of common stock. As of June 30, 2006, 21,822,735 shares of Common Stock were issued and outstanding, 2,659,026 unissued shares of Common Stock were reserved for future issuance under our equity compensation plans, and 703,937 unissued shares of Common Stock were reserved for issuance upon the exercise of outstanding warrants, leaving approximately 24,814,302 shares of Common Stock unissued and unreserved.
          All shares of Common Stock to be outstanding following this offering will be duly authorized, fully paid and non-assessable. The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the holders of our Common Stock. Under Delaware law, stockholders generally are not liable for our debts or obligations. Our restated certificate of incorporation does not authorize cumulative voting for the election of directors. Subject to the rights of the holders of any class of our capital stock having any preference or priority over our Common Stock, the holders of shares of our Common Stock are entitled to receive dividends that are declared by the board of directors out of legally available funds. In the event of our liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in our net assets remaining after payment of liabilities, subject to prior rights of preferred stock, if any, then outstanding. Our Common Stock has no preemptive rights, conversion rights, redemption rights or sinking fund provisions, and there are no dividends in arrears or default. All shares of our Common Stock have equal distribution, liquidation and voting rights, and have no preferences or exchange rights. Our Common Stock currently is trading on the Nasdaq National Market.
Stockholder Rights Plan
          On February 22, 2000, our board of directors adopted a stockholder rights plan and declared a dividend of one preferred share purchase right for each outstanding share of Common Stock. Each right entitles the holder, once the right becomes exercisable, to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $.01 per share. We issued these rights on March 17, 2000 to each stockholder of record on such date, and these rights attach to shares of Common Stock subsequently issued. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors and could, therefore, have the effect of delaying or preventing someone from taking control of us, even if a change of control were in the best interest of our stockholders.
          Holders of our preferred share purchase rights are generally entitled to purchase from us one one-thousandth of a share of Series A preferred stock at a price of $50.00, subject to adjustment as provided in the Stockholder Rights Agreement. These preferred share purchase rights will generally be exercisable only if a person or group becomes the beneficial owner of 15 percent or more of our outstanding Common Stock or announces a tender offer for 15 percent or more of our outstanding Common Stock. Each holder of a preferred share purchase right, excluding an acquiring entity or any of its affiliates, will have the right to receive, upon exercise, shares of our Common Stock, or shares of stock of the acquiring entity, having a market value equal to two times the purchase price paid for one one-thousandth of a share of Series A preferred stock. The preferred share purchase rights expire on March 17, 2010, unless we extend the expiration date or in certain limited circumstances, we redeem or exchange such rights prior to such date.
Transfer Agent
          American Stock Transfer & Trust Company is the transfer agent and registrar for our common stock.
LEGAL MATTERS
          The validity of the securities offered by this prospectus is being passed upon for us by Pryor Cashman Sherman & Flynn LLP, New York, New York.
EXPERTS
          Our consolidated financial statements as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein and in the Registration Statement, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports with the Securities and Exchange Commission. You may read and copy any documents filed by us at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room of the Securities and Exchange Commission by calling the Securities and Exchange Commission at 1-800-SEC-0330. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s web site is: http://www.sec.gov. In addition, our common stock is listed on the Nasdaq National Market under the symbol “NSTK”, and similar information concerning us can be inspected and copied at the office of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006. In addition, copies of our annual, quarterly, and current reports may be obtained from our website at http://www.nastech.com. The information available on or through our website is not a part of this prospectus.
          We have filed with the Securities and Exchange Commission a registration statement on Form S-8 (of which this prospectus is a part) under the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance please see the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto. For further information regarding us and the securities offered by this prospectus, please refer to the registration statement and such exhibits and schedules which may be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Securities and Exchange Commission, or from its web site.

     You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized any person to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, you must not rely upon such information or representations as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference regardless of the time of delivery of this prospectus or of any securities registered hereunder.

1,067,814 Shares
Nastech Pharmaceutical Company Inc.
Common Stock

PROSPECTUS

July 12, 2006

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          In this document, we “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the Securities and Exchange Commission will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus until the offering is completed.
     (1) Our Annual Report on Form 10-K (File No. 000-13789) for the fiscal year ended December 31, 2005;
     (2) Our Quarterly Report on Form 10-Q (File No. 000-13789) for the fiscal quarter ended March 31, 2006;
     (3) Our Current Reports on Form 8-K (File No. 000-13789) dated January 1, 2006, reporting certain events under Items 1.01, 5.02 and 9.01, dated January 27, 2006, reporting certain events under Items 1.01 and 9.01, dated January 30, 2006, reporting certain events under Items 1.01 and 9.01, dated February 23, 2006, reporting certain events under Items 8.01 and 9.01, dated March 1, 2006, reporting certain events under Items 1.02 and 9.01, dated March 1, 2006, reporting certain events under Items 1.01 and 9.01, dated June 2, 2006, reporting certain events under Items 1.01 and 9.01 and June 23, 2006, reporting certain events under Items 1.01 and 9.01;
     (4) Our Definitive Proxy Statement relating to our Annual Meeting of Stockholders held on June 13, 2006; and
     (5) The description of our Common Stock and the description of certain provisions of Delaware Law contained in:
     (i) Our Registration Statement on Form 8-A dated August 12, 1985;
     (ii) Our Restated Certificate of Incorporation dated July 20, 2006 and filed as Exhibit 3.1 to our Current Report on Form 8-K dated July 20, 2006;
     (iii) Our Amended and Restated Bylaws dated August 11, 2004 and filed as Exhibit 3.10 to our Registration Statement on Form S-3 (File No. 333-119429); and any amendments or reports filed for the purpose of updating such description.
Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
          Our Restated Certificate of Incorporation currently provides that the Board of Directors has the authority to utilize, to the fullest extent possible, the indemnification provisions of Sections 102(b)(7) and 145 of the Delaware General Corporation Law, and our directors and officers are provided with the broadest available indemnification coverage. Such indemnification for our directors and officers is mandatory. The Restated Certificate of Incorporation also expressly provides that the advancement of expenses is mandatory and not subject to the discretion of our Board of Directors, except that any of our directors or officers who request advancement must undertake to repay the advanced amounts if it is determined that such person is not entitled to be indemnified by us. Further, our Restated Certificate of Incorporation contains provisions to eliminate the liability of our directors to us or our stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time.
          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation, as amended, provides for such limitation of liability.
          We also maintain a policy of directors and officers liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their duties.
          Insofar as indemnification for liabilities arising under the Securities Act, is permitted for our directors, officers or controlling persons, pursuant to the above mentioned statutes or otherwise, we understand that the Securities and Exchange Commission is of the opinion that such indemnification may contravene federal public policy, as expressed in said Act, and therefore, is unenforceable. Accordingly, in the event that a claim for such indemnification is asserted by any of our directors, officers or controlling persons, and the Commission is still of the same opinion, we (except insofar as such claim seeks reimbursement from us of expenses paid or incurred by a director, officer of controlling person in successful defense of any action, suit or proceeding) will, unless the matter has theretofore been adjudicated by precedent deemed by our counsel to be controlling, submit to a court of appropriate jurisdiction the question whether or not indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
          At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit
No.	Description
4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-3, File No. 333-119429, and incorporated herein by reference).

4.2	Rights Agreement, dated February 22, 2000, between the Company and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit 1 to our Current Report on Form 8-K dated February 22, 2000 and incorporated herein by reference).

5.1	Opinion of Pryor Cashman Sherman & Flynn LLP. (1)

10.1	Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan (filed as Exhibit 99 to our Registration Statement on Form S-8, File No. 333-118206, and incorporated herein by reference).

10.2	Amendment No. 1 to Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan dated July 20, 2005 (filed as Exhibit 10.4 to our Current Report on Form 8-K dated July 20, 2005, and incorporated herein by reference).

10.3	Amendment No. 2 to Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan (filed as Exhibit 10.18 to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2005 and incorporated herein by reference).

10.4	Amendment No. 3 to Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan. (filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).

10.5	Amendment No. 4 to Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan dated June 13, 2006. (1)

23.1	Consent of KPMG LLP, independent registered public accounting firm. (1)

23.2	Consent of Pryor Cashman Sherman & Flynn LLP (included in Exhibit 5.1). (1)

24.1	Power of Attorney (included on the signature page). (1)

(1)	Filed herewith.
Item 9. Undertakings
The undersigned registrant, hereby undertakes:
(1) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on the 12th day of July, 2006.

NASTECH PHARMACEUTICAL COMPANY INC.
By:	/s/ Steven C. Quay
Steven C. Quay, M.D., Ph.D.
Chairman of the Board, President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints STEVEN C. QUAY, M.D., PH.D., and PHILIP C. RANKER, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement (including all pre-effective and post-effective amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven C. Quay Steven C. Quay, M.D., Ph.D.	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	July 12, 2006
/s/ Philip C. Ranker Philip C. Ranker	Chief Financial Officer (Principal Financial Officer)	July 12, 2006
/s/ Bruce R. York Bruce R. York	Chief Accounting Officer (Principal Accounting Officer)	July 12, 2006
/s/ Susan B. Bayh Susan B. Bayh	Director	July 12, 2006
/s/ J. Carter Beese, Jr. J. Carter Beese, Jr.	Director	July 12, 2006
/s/ Alexander D. Cross Dr. Alexander D. Cross	Director	July 12, 2006

Signature	Title	Date
/s/ Ian R. Ferrier Dr. Ian R. Ferrier	Director	July 12, 2006
/s/ Myron Z. Holubiak Myron Z. Holubiak	Director	July 12, 2006
/s/ Leslie D. Michelson Leslie D. Michelson	Director	July 12, 2006
/s/ John V. Pollock John V. Pollock	Director	July 12, 2006
/s/ Gerald T. Stanewick Gerald T. Stanewick	Director	July 12, 2006
/s/ Bruce R. Thaw Bruce R. Thaw	Director	July 12, 2006
/s/ Devin N. Wenig Devin N. Wenig	Director	July 12, 2006

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Form of Common Stock Certificate (filed as Exhibit 4.1 to our Registration Statement on Form S-3, File No. 333-119429, and incorporated herein by reference).

4.2	Rights Agreement, dated February 22, 2000, between the Company and American Stock Transfer & Trust Company as Rights Agent (filed as Exhibit 1 to our Current Report on Form 8-K dated February 22, 2000 and incorporated herein by reference).

5.1	Opinion of Pryor Cashman Sherman & Flynn LLP. (1)

10.1	Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan (filed as Exhibit 99 to our Registration Statement on Form S-8, File No. 333-118206, and incorporated herein by reference).

10.2	Amendment No. 1 to Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan dated July 20, 2005 (filed as Exhibit 10.4 to our Current Report on Form 8-K dated July 20, 2005, and incorporated herein by reference).

10.3	Amendment No. 2 to Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan (filed as Exhibit 10.18 to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2005 and incorporated herein by reference).

10.4	Amendment No. 3 to Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan. (filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and incorporated herein by reference).

10.5	Amendment No. 4 to Nastech Pharmaceutical Company Inc. 2004 Stock Incentive Plan dated June 13, 2006. (1)

23.1	Consent of KPMG LLP, independent registered public accounting firm. (1)

23.2	Consent of Pryor Cashman Sherman & Flynn LLP (included in Exhibit 5.1). (1)

24.1	Power of Attorney (included on the signature page). (1)

(1)	Filed herewith.